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                                                                   EXHIBIT 4.1B

     SUPPLEMENTAL INDENTURE, dated as of January 29, 1997, between BAXTER INTERNATIONAL INC., a Delaware corporation (the "Company"), and FIRST TRUST NATIONAL ASSOCIATION, a national banking association, as Trustee (the "Trustee").

     The Company has previously executed and delivered to the Trustee a certain amended and restated indenture, dated as of November 15, 1985, as supplemented by the First Supplemental Indenture, dated as of May 18, 1988 (the "Indenture"), pursuant to which one or more series of unsecured debentures, notes or other evidences of indebtedness of the Company (the "Securities") may be issued from time to time. All terms used in this Supplemental Indenture which are not defined in this Supplemental Indenture but are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     The Company desires and has requested the Trustee to join with it in the execution and delivery of this Supplemental Indenture for the purpose of amending the Indenture to permit the issuance of Securities in the form of a Global Security or Securities.

     Section 9.01(i) of the Indenture provides that the Company and the Trustee may amend the Indenture without the consent of any Securityholder to make any change that does not adversely affect the rights of any Securityholder.

     The Company has furnished the Trustee with (i) an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent provided for in the Indenture to the execution of this Supplemental Indenture have been complied with, and (ii) a copy of a Board Resolution authorizing the execution of indentures, including this Supplemental Indenture.

     All things necessary to make this Supplemental Indenture a valid agreement of the Company and the Trustee and a valid amendment of and supplement to the Indenture have been done.

NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

                             ARTICLE ONE

     SECTION 1.1 SECTION 1.01 of the Indenture is hereby supplemented and amended to add the following definitions in the appropriate alphabetical order.

     "Depositary" means, with respect to Securities issuable or issued in whole or in part in the form of one or more Global Securities, a clearing agency registered under the Securities Exchange Act of 1934, as amended, or any successor thereto, which shall be designated by the Company pursuant to either Section 2.01

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or 2.10 and, unless otherwise specified by the Company, The Depository Trust
Company.

     "Global Security" means, when used with respect to any series of Securities issued hereunder, a Security which is executed by the Company and authenticated and delivered by the Trustee to the Depositary or pursuant to the Depositary's instruction, all in accordance with this Indenture and (i) an indenture supplemental hereto, if any, or an Officers' Certificate and
(ii) a written order of the Company signed by two Officers, which shall be registered in the name of the Depositary or its nominee and which shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all of the Securities of such series or any portion thereof, in either case having the same terms, including, without limitation, the same original issue date, date or dates on which principal is due, interest rate or method of determining interest, and, in the case of original issue discount Securities, which have the same issue price and accretion rate. "Global Security" shall include any temporary Global Security and any permanent Global Security.

     "Participant" means a member of, or participant in, a Depositary.

                                ARTICLE TWO

     SECTION 2.1.  Unlimited in Amount, Issuable in Series, Form AND DATING.
Section 2.01 of the Indenture is hereby supplemented and amended by deleting the word "and" after the semi-colon in subparagraph (n), by deleting subparagraph (o) and by adding the following new subsections after subsection 2.01(n):

     "(o) if the Securities of such series shall be issuable in whole or in part in the form of, or exchangeable for, one or more Global Securities and, in such case, the terms and conditions, if any, upon which such Global Security or Global Securities shall be exchangeable by the Company or the Holder, in whole or in part, for definitive Securities, and the Depositary for such Global Security or Global Securities; and

     (p) any other terms of the Securities of such series (which terms shall not be inconsistent with the provisions of this Indenture)."

     SECTION 2.2. Temporary Securities; Global Securities. Section 2.10 of the Indenture hereby supplemented and amended by amending the current heading to read "Temporary Securities, Global Securities" and by inserting as a new paragraph at the end of such section the following:

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     "If the Company shall establish pursuant to Section 2.01 that the
Securities of a particular series are to be issued in whole or in part as one or more Global Securities, then the Company shall execute and the Trustee shall, in accordance with Section 2.02 and a written order of the Company signed by two Officers Company delivered to the Trustee thereunder, authenticate and deliver to the Depositary or pursuant to the Depositary's instruction one or more Global Securities. Each Global Security (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the Securities of such series to be represented by such Global Security or Securities, or such portion thereof as the Company shall specify in a written order of the Company signed by two Officers, (ii) shall be registered in the name of the Depositary for such Global Security or Securities or its nominee, and (iii) shall bear a legend substantially identical to the following: "Unless this certificate is presented by an authorized representative of the Depositary to the Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of the nominee of the Depositary or in such other name as is requested by an authorized representative of the Depositary (and any payment is made to the nominee of the Depositary or to such other entity as is requested by an authorized representative of the Depositary), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, the nominee of the Depositary, has an interest herein. Unless and until it is exchanged in whole or in part for individual [Securities] registered in the names of participants in the Depositary, this certificate may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary."

     Notwithstanding any other provision of Section 2.06 or of this Section 2.10, except as otherwise specified as contemplated by Section 2.01 and except for exchanges of Global Securities as provided in the following paragraphs, a Global Security may be transferred, in whole but not in part and in the manner provided in Section 2.06, only to a nominee of the Depositary for such series or by a nominee of such Depositary for such series to such Depositary or another nominee of such Depositary or by such Depositary or any nominee to a successor Depositary for such series selected or approved by the Company or to a nominee of such successor Depositary.

     If at any time the Depositary for a series of Global Securities notifies the Company that it is unwilling or unable to continue as Depositary for such series or if at any time the

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Depositary for such series shall no longer be registered or in good standing as a clearing agency under the United States Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, the Company shall appoint a successor Depositary with respect to such series. If a successor Depositary for such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, the Company will execute, and the Trustee will authenticate and deliver in accordance with a written order of the Company signed by two Officers, individual Securities of such series in registered form, in authorized denominations, of like tenor and terms and in an aggregate principal amount equal to the principal amount of the Global Security of such series in exchange for such Global Security.

     The Company may at any time and in its sole discretion determine that the Securities of any series or portion thereof issued or issuable in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities. In such event the Company will execute, and the Trustee, upon receipt of a written order of the Company signed by two Officers for the authentication and delivery of individual Securities of such series in exchange in whole or in part for such Global Security, will authenticate and deliver individual Securities of such series in registered form, in authorized denominations, of like tenor and terms and in an aggregate principal amount equal to the principal amount of such Global Security of such series or portion thereof in exchange for such Global Security.

     If specified by the Company pursuant to Sections 2.01 and 2.02 with respect to Securities issued or issuable in the form of a Global Security, the Depositary for such Global Security may surrender such Global Security in exchange in whole or in part for individual Securities of such series of like tenor or terms in definitive form on such terms as are acceptable to the Company and such Depositary. Thereupon the Company shall execute, and the Trustee shall authenticate and deliver, without service charge, (i) to each Person specified by such Depositary a new Security or Securities of the same series of like tenor and terms and of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person's beneficial interest as specified by such Depositary in the Global Security; and (ii) to such Depositary a new Global Security of like tenor and terms and in an authorized denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of Securities delivered to Holders thereof.

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     In any exchange provided for in any of the preceding three paragraphs, the Company will execute and the Trustee will authenticate and deliver individual Securities in definitive registered form in authorized denominations. Upon the exchange of the entire principal amount of Global Security for individual Securities, such Global Security shall be cancelled by the Trustee or its agent. Except as provided in the preceding paragraphs, Securities issued in exchange for a Global Security pursuant to this Section
2.10 shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its Participants or otherwise, shall instruct the Trustee or any registrar. The Trustee or registrar shall deliver at its corporate trust office such Securities to the Person in whose names such Securities are so registered.

     Except as provided above, owners solely of beneficial interests in Global Securities shall not be entitled to receive physical delivery of Securities in definitive form and will not be considered the Holders thereof for any purpose under the Indenture or this Supplemental Indenture.

     Participants shall have no rights under the Indenture or this Supplemental Indenture with respect to any Global Security held on their behalf by a Depositary, and such Depositary may be treated by the Company, the Trustee and any registrar as the owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any registrar from giving effect to any written certification, proxy or other authorization furnished by a Depositary or impair, as between a Depositary and its Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Security, including without limitation the granting of proxies or other authorization of Participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under the Indenture.

     None of the Company, the Trustee, any paying agent or registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests."

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                                   ARTICLE THREE

     SECTION 3.1. EFFECTIVENESS. This Supplemental Indenture shall take effect on the date hereof and shall amend the provisions of the Indenture with respect to each series of Securities issued under the Indenture on or after the date hereof.

     SECTION 3.2. ILLINOIS LAW TO GOVERN. This Supplemental Indenture shall be deemed to be a contract made under the laws of the State of Illinois, and for all purposes shall be construed in accordance with the laws of said State, except as may otherwise be required by mandatory provisions of law.

     SECTION 3.3 TRUST INDENTURE ACT TO CONTROL. If and to the extent that any provision of this Supplemental Indenture limits, qualifies, or conflicts with another provision included in the Indenture or this Supplemental Indenture which is required to be included in this Supplemental Indenture by any of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, such required provision shall control.

     SECTION 3.4 EXECUTION IN COUNTERPARTS. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.



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     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                       BAXTER INTERNATIONAL INC.

                                       By:________________________________
                                          Senior Vice President and
                                          Chief Financial Officer

[SEAL]



ATTEST:

______________________________
       (Secretary)



                                       FIRST TRUST NATIONAL ASSOCIATION

                                       By:________________________________
                                          Authorized Officer



[SEAL]



ATTEST:

______________________________

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STATE OF ILLINOIS )
                  )SS.:
COUNTY OF COOK    )


      I, _______________________________________, a notary public in and for said county, in the state aforesaid, do hereby certify that Baxter International Inc., a Delaware corporation, and ___________ and _______________, of said corporation, personally known to me to be the same persons whose names are subscribed to the foregoing instrument as ______________ and ________________, respectively, appeared before me this day in person and acknowledged that they signed and delivered the said instrument as their own free and voluntary act, and as the free and voluntary act of said corporation for the uses and purposes therein set forth; and said ________________, did also then and there acknowledge that he, a custodian of the corporate seal of said corporation, did affix the corporate seal of said corporation to said instrument as his own free and voluntary act and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

     Given under my hand and notarial seal this _____ day of February, 1997.


                                                ____________________________
                                                      Notary Public


                                                My Commission expires:______

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STATE OF ILLINOIS )
                  )SS.:
COUNTY OF COOK    )



     I, ______________________________________, a notary public in and for said county, in the state aforesaid, do hereby certify that First Trust National Association, a national banking association, and ______________ and ______________, of said corporation, personally known to me to be the same persons whose names are subscribed to the foregoing instrument as_______________ and ________________, respectively, appeared before me this day in person and acknowledged that they signed and delivered said instrument as their own free and voluntary act, and as the free and voluntary act of said corporation, for the uses and purposes therein set forth; and said ________________, did also then and there acknowledge that he, as custodian of the corporate seal of said corporation, did affix the corporate seal of said corporation to said instrument as his own free and voluntary act and as, the free and voluntary act of said corporation, for the uses and purposes therein set forth.

     Given under my hand and notarial seal this _____day of February, 1997.

                                                ____________________________
                                                      Notary Public


                                                My Commission expires:______